                                                                  Exhibit 99.7



                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Information of AIMCO Properties
     (Pre-Merger)...........................................   99.7-2
     AIMCO Pro Forma Condensed Consolidated Properties
      Statement of Operations (Pre-Merger) for the
      Year Ended December 31, 1999..........................   99.7-3
     AIMCO Pro Forma Condensed Consolidated Properties
      Statement of Operations (Pre-Merger) for the
      Nine Months Ended September 30, 2000..................   99.7-8

Pro Forma Financial Information of AIMCO Properties
      (Merger)..............................................   99.7-13
     AIMCO Pro Forma Condensed Consolidated Properties
      Balance Sheet (Merger) as of September 30, 2000.......   99.7-14
     AIMCO Pro Forma Condensed Consolidated Properties
      Statement of Operations (Merger) for the Year
      Ended December 31, 1999...............................   99.7-17
     AIMCO Pro Forma Condensed Consolidated Properties
      Statement of Operations (Merger) for the
      Nine Months Ended September 30, 2000..................   99.7-19

                                     99.7-1

        PRO FORMA FINANCIAL INFORMATION OF AIMCO PROPERTIES (PRE-MERGER)

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO Properties for the year ended December 31, 1999 has been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) the Oxford Acquisition; (ii) the acquisition of the Regency Windsor Apartment Communities (the "Regency Acquisition"), which includes fourteen separate residential apartment communities located in Indiana, Michigan and North Carolina; (iii) the acquisition of four Dreyfuss Apartment Communities located in Virginia and Maryland ( the "1999 Dreyfuss Acquisition"); and (iv) the acquisition in 2000 of five Dreyfuss Apartment Communities located in Virginia and Maryland (the "2000 Dreyfuss Acquisition," and combined with the 1999 Dreyfuss Acquisition, the "Dreyfuss Acquisitions").

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO Properties for the nine months ended September 30, 2000 has been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) the Oxford Acquisition; and (ii) the 2000 Dreyfuss Acquisition.

     No Pro Forma Consolidated Balance Sheet (Pre-Merger) of AIMCO Properties as of September 30, 2000 has been presented as the Oxford Acquisition, which occurred on September 20, 2000, and the 2000 Dreyfuss Acquisition, which occurred on September 22, 2000, are already reflected in the historical balance sheet of AIMCO Properties at September 30, 2000.


     The total purchase price for the Oxford acquisition was $1,183,137, as follows (in thousands):

Cash paid to sellers........................................  $  279,000
OP Units issued to sellers..................................      62,177
Transaction costs...........................................      18,441
Accrued liabilities resulting from acquisition, including
  pre-acquisition contingencies.............................      33,650
Accrued liability for restructuring plan related to
  restructuring of Oxford...................................       2,133
Assumed liabilities of the Oxford entities..................     720,929
Deferred tax liability resulting from the acquisition.......      30,000
Minority interest assumed of consolidated real estate
  partnerships..............................................      36,807
                                                              ----------
          Total.............................................  $1,183,137
                                                              ==========

     The purchase price was allocated to the various assets acquired in the Oxford acquisition, as follows (in thousands):

Real estate.................................................  $  702,107
Investments in unconsolidated real estate partnerships......     172,617
Notes receivable from unconsolidated real estate
  partnerships..............................................      91,094
Notes receivable from and advances to unconsolidated
  subsidiaries..............................................      92,248
Cash and cash equivalents...................................      32,512
Investment in asset management contracts....................       7,487
Investment in participation management contracts............      52,026
Other assets................................................      33,046
                                                              ----------
                                                              $1,183,137
                                                              ==========


     The following Pro Forma Financial Information (Pre-Merger) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO Properties with the Securities and Exchange
Commission: (i) the Consolidated Financial Statements of AIMCO Properties for the year ended December 31, 1999 and the nine months ended September 30, 2000;
(ii) the combined historical summary of gross income and direct operating expenses of Regency Windsor Apartment Communities for the year ended December 31, 1998; (iii) the combined historical summary of gross income and direct operating expenses of Dreyfuss Apartment Communities for the year ended December 31, 1998; (iv) the combined financial statements of Oxford Realty Financial Group, Inc. and Subsidiaries, Zimco, and Oxford Equities Corporation III (the "Oxford Entities"); (v) the consolidated financial statements of ORFG Operations L.L.C. and Subsidiary ("ORFG Operations"); and (vi) the combined financial statements of Oxparc L.L.C.s (the "Oxparc Entities"). The Pro Forma Financial Information (Pre-Merger) should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO Properties' management, all material adjustments necessary to reflect the effects of these transactions have been made.

     The unaudited Pro Forma Financial Information (Pre-Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of the entities acquired in the Oxford Acquisition are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Pre-Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Pre-Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO Properties that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO Properties' management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Pre-Merger) for the nine months ended September 30, 2000 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 2000.

                                     99.7-2

                             AIMCO PROPERTIES, L.P.

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)
                                  (UNAUDITED)

                                                                            ADJUSTMENTS
                                              -----------------------------------------------------------------------
                                                                                AIMCO PROPERTIES
                            AIMCO PROPERTIES                       OXFORD         BEFORE OXFORD          OXFORD        PRO FORMA
                              HISTORICAL(A)   ADJUSTMENTS(B)   ACQUISITION(C)   REORGANIZATION(D)   REORGANIZATION(E)    TOTAL
                            ----------------  --------------   --------------   -----------------   -----------------  ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues..................    $ 531,883        $ 71,412(F)      $119,272          $ 722,567           $(80,823)(I)   $ 641,744
Property operating
  expenses..................     (213,959)        (31,748)(F)      (67,290)          (312,997)            50,342(I)     (262,655)
Owned property management
  expense...................      (15,322)         (2,892)(F)       (4,569)           (22,783)             3,191(I)      (19,592)
Depreciation................     (131,257)        (11,165)(F)      (30,213)          (172,635)            15,435(I)     (157,200)
                                ---------        --------         --------          ---------           --------       ---------
Income from property
  operations................      171,345          25,607           17,200            214,152            (11,855)        202,297
                                ---------        --------         --------          ---------           --------       ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income....................       42,877              --           15,541             58,418            (14,206)(J)      44,212
Management and other
  expenses..................      (25,470)             --           (3,735)           (29,205)             2,086(J)      (27,119)
                                ---------        --------         --------          ---------           --------       ---------
Income from service company
  business..................       17,407              --           11,806             29,213            (12,120)         17,093
                                ---------        --------         --------          ---------           --------       ---------
General and administrative
  expense...................      (12,016)             --           (1,152)           (13,168)             1,152(J)      (12,016)
Interest expense............     (139,124)        (18,477)(G)      (84,695)          (242,296)            43,267(K)    (199,029)
Interest income.............       62,183          (1,519)(H)       12,595             73,259               (997)(J)
                                                                                                           2,465(L)       74,727
Equity in earnings (losses)
  of unconsolidated real
  estate partnerships.......       (2,588)             --           (8,827)           (11,415)             1,299(J)      (10,116)
Equity in earnings (losses)
  of unconsolidated
  subsidiaries..............       (2,400)             --               --             (2,400)           (24,456)(M)     (26,856)(O)
Loss from IPLP exchange and
  assumption...............          (684)             --               --               (684)               --             (684)
Minority interest in other
  entities..................       (5,788)             --            4,782             (1,006)            (3,278)(I)      (4,284)
Amortization of
  intangibles...............       (5,860)             --          (14,134)           (19,994)            14,134(J)       (5,860)
                                ---------        --------         --------          ---------           --------       ---------
Income from operations......       82,475           5,611          (62,425)            25,661              9,611          35,272
Gain (loss) on disposition
  of properties.............       (1,785)                            (600)            (2,385)               600          (1,785)
Gain (loss) on extinguishment
  of debt...................           --              --            1,378              1,378             (1,378)             --
                                ---------        --------         --------          ---------           --------       ---------
Income (loss) before
  extraordinary item........       80,690           5,611          (61,647)            24,654              8,833          33,487
Extraordinary item..........           --              --           (7,883)            (7,883)             7,883              --
                                ---------        --------         --------          ---------           --------       ---------
Net income (loss)...........    $  80,690        $  5,611         $(69,530)         $  16,771           $ 16,716       $  33,487
                                =========        ========         ========          =========           ========       =========
Net income allocable to
  preferred unitholders.....    $  54,173        $  9,261         $     --          $  63,434           $     --       $  63,434
                                =========        ========         ========          =========           ========       =========
Net income (loss) allocable
  to common unitholders.....    $  26,517        $ (3,650)        $(69,530)         $ (46,663)          $ 16,716       $ (29,947)
                                =========        ========         ========          =========           ========       =========
Basis earnings (loss) per
  common unit...............    $    0.39                                                                              $   (0.43)
                                =========                                                                              =========
Diluted earnings (loss) per
  common unit...............    $    0.38                                                                              $   (0.43)
                                =========                                                                              =========
Weighted average common
  units outstanding.........       68,541                            1,360             69,901                             69,901
                                =========                          =======           ========                          =========
Weighted average common
  units and common unit
  equivalents outstanding...       69,511                            1,360             70,871                             69,901(N)
                                =========                          =======           ========                          =========

                                       99.7-3

---------------

(A) Represents AIMCO Properties' audited historical consolidated results of operations for the year ended December 31, 1999.

(B) Represents adjustments to reflect (i) the Regency Acquisition; and (ii) the Dreyfuss Acquisitions as if they had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO Properties' investment in the properties.

(C) Represents the adjustment to reflect the Oxford Acquisition as if it had occurred on January 1, 1999. These adjustments are detailed, as follows:

                                                                                                     COMBINED
                                           OXFORD           ORFG           OXPARC                     OXFORD       PRO FORMA
                                         ENTITIES(i)   OPERATIONS(ii)   ENTITIES(iii)   OTHER(iv)   HISTORICAL   ADJUSTMENTS(v)
                                         -----------   --------------   -------------   ---------   ----------   --------------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues..........................   $ 76,087        $     --         $    --       $    --     $ 76,087      $  43,185 (vi)
   Property operating expenses.........    (39,932)             --              --            --      (39,932)       (27,358)(vi)
   Owned property management expense...     (3,537)             --              --            --       (3,537)        (1,032)(vi)
   Depreciation........................     (7,223)             --              --            --       (7,223)       (22,990)(vi)
                                          --------        --------         -------       -------     --------      ---------
   Income from property operations.....     25,395              --              --            --       25,395         (8,195)
                                          --------        --------         -------       -------     --------      ---------
   SERVICE COMPANY BUSINESS
   Management fees and other income....      9,500          12,109           4,707            --       26,316        (10,775)(vii)
   Management and other expenses.......    (13,107)        (11,533)         (1,236)           --      (25,876)        10,775 (vii)
                                                                                                                      11,366 (viii)
                                          --------        --------         -------       -------     --------      ---------
   Income from service company
     business..........................     (3,607)            576           3,471            --          440         11,366
                                          --------        --------         -------       -------     --------      ---------
   General and administrative
     expense...........................     (1,415)             --              --            --       (1,415)           263 (ix)
   Interest expense....................    (40,501)           (124)             --            --      (40,625)       (11,501)(vi)
                                                                                                                     (30,380)(x)
                                                                                                                      (2,189)(xi)
   Interest income.....................        913              12              --         2,824        3,749          8,846 (xii)
   Equity in losses of unconsolidated
     real estate partnerships..........       (295)            768              --        (2,160)      (1,687)        (7,140)(xiii)
   Equity in earnings (losses) of
     unconsolidated subsidiaries.......         --              --              --            --           --             --
   Minority interest...................         --              (6)             --            --           (6)         4,788 (vi)
   Amortization........................         --              --              --            --           --        (14,134)(xiv)
                                          --------        --------         -------       -------     --------      ---------
   Income from operations..............    (19,510)          1,226           3,471           664      (14,149)       (48,276)
   Gain (loss) on disposition of
     properties........................       (600)             --              --            --         (600)            --
   Gain (loss) on extinguishment of
     debt..............................      1,378              --              --            --        1,378             --
                                          --------        --------         -------       -------     --------      ---------
   Income (loss) before extraordinary
     item and tax provision............    (18,732)          1,226           3,471           664      (13,371)       (48,276)
   Extraordinary item..................     (7,883)             --              --            --       (7,883)
                                          --------        --------         -------       -------     --------      ---------
   Income (loss) before tax
     provision.........................    (26,615)          1,226           3,471           664      (21,254)       (48,276)
   Income tax provision................        120              --              --            --          120           (120)(xv)
                                          --------        --------         -------       -------     --------      ---------
   Net income (loss)...................   $(26,495)       $  1,226         $ 3,471       $   664     $(21,134)     $ (48,396)
                                          ========        ========         =======       =======     ========      =========


                                           OXFORD
                                         ACQUISITION
                                         -----------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues..........................
                                          $119,272
   Property operating expenses.........
                                           (67,290)
   Owned property management expense...
                                            (4,569)
   Depreciation........................
                                           (30,213)
                                          --------
   Income from property operations.....     17,200
                                          --------
   SERVICE COMPANY BUSINESS
   Management fees and other income....     15,541
   Management and other expenses.......
                                            (3,735)
                                          --------
   Income from service company
     business..........................     11,806
                                          --------
   General and administrative
     expense...........................     (1,152)
   Interest expense....................
                                           (84,695)
   Interest income.....................     12,595
   Equity in losses of unconsolidated
     real estate partnerships..........     (8,827)
   Equity in earnings (losses) of
     unconsolidated subsidiaries.......         --
   Minority interest...................
                                             4,782
   Amortization........................    (14,134)
                                          --------
   Income from operations..............    (62,425)
   Gain (loss) on disposition of
     properties........................       (600)
   Gain (loss) on extinguishment of
     debt..............................      1,378
                                          --------
   Income (loss) before extraordinary
     item and tax provision............    (61,647)
   Extraordinary item..................     (7,883)
                                          --------
   Income (loss) before tax
     provision.........................    (69,530)
   Income tax provision................         --
                                          --------
   Net income (loss)...................   $(69,530)
                                          ========

     --------------------

(i) Represents the combined historical operating results of the Oxford Entities for the year ended December 31, 1999.

(ii) Represents the historical operating results of ORFG Operations for the year ended December 31, 1999.

(iii) Represents the historical operating results of the Oxparc Entities for the year ended December 31, 1999.

(iv) Represents the historical operating results of other assets acquired in the Oxford Acquisition, primarily related to partnership interests in the real estate partnerships and notes receivable.

                                     99.7-4

(v)      Represents adjustments related to the Oxford Acquisition as follows:
         (a) reversal of results of operations for Oxford entities consolidated in the Combined Oxford financial statements; (b) results of operations for Oxford entities consolidated in the financial statements of AIMCO Properties; (c) interest income on additional borrowings for the Oxford Acquisition; (d) elimination of intercompany costs recorded in the Combined Oxford financial statements; (e) interest income and expense on notes receivable and payable adjusted to AIMCO Properties' basis;
         (f) equity in earnings of unconsolidated real estate partnerships adjusted to AIMCO Properties' basis; and (g) amortization of intangible assets acquired by AIMCO Properties in the Oxford Acquisition.

(vi) Represents adjustments to consolidate additional partnerships in AIMCO Properties' consolidated financial statements. Certain of the former Oxford entities' financial statements may not be combined or consolidated on a historical basis under generally accepted accounting principles. As a result of AIMCO Properties' acquisition of ownership interests in real estate partnerships from several different Oxford entities, AIMCO Properties owns a controlling interest in partnerships that were previously accounted for on the equity method by the Oxford entities. Therefore, additional partnerships are consolidated by AIMCO Properties.

(vii) Represents adjustment to eliminate the intercompany servicing fee in the Combined Oxford financial statements.

(viii) Represents adjustment for a reduction in personnel costs of Oxford pursuant to a restructuring plan, approved by AIMCO Properties senior management, assuming that the Oxford Acquisition had occurred on January 1, 1999, and the restructuring plan was completed on January 1, 1999. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion. As a result of such restructuring plan, the personnel costs of the Oxford entities will not be incurred by AIMCO Properties.

(ix) Represents the elimination of general and administrative costs related to assets not purchased from the Oxford entities ($85) and adjustment to depreciation expense for furniture and equipment on a fair value basis ($178).

(x) Represents interest expense related to the $279 million borrowed by AIMCO Properties to complete the Oxford Acquisition, at 10.5%, plus amortization of the related deferred financing cost.

(xi) Represents adjustment to historical interest expense, based on the fair value of the notes payable recorded by AIMCO Properties. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xii) Represents adjustment to interest income on loans receivable from affiliates based on the fair value recorded by AIMCO Properties, net of interest income on the historical basis recorded in the Combined Oxford financial statements. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiii) Represents adjustment to equity in earnings of unconsolidated real estate partnerships related primarily to the increased depreciation as a result of the allocation of the purchase price of the Oxford Acquisition. The increase in depreciation is due to the fair value of the partnership interest being greater than the historical value of the partnership interest. This difference is primarily driven by the fair value of the underlying real estate properties owned by the partnerships being higher than the historical cost basis that is being depreciated by the partnership. The increased depreciation expense for AIMCO Properties' ownership percentage on a fair value basis is included as a reduction of equity in earnings of unconsolidated real estate partnerships.

(xiv) Represents incremental amortization of intangible assets, based on AIMCO Properties' new basis as adjusted by the allocation of the purchase price of the Oxford Acquisition. The intangible assets are comprised of asset management and participation management contracts. The asset management contracts are amortized using the straight-line method over the estimated life of one year, as the contracts have a one-year term. The participation management contracts are amortized using the straight-line method over the estimated life of ten years. The participation contracts have no termination date and provide for AIMCO Properties to participate in cash flows from operations and cash flows upon liquidation of the partnership. A ten year amortization period was used as the useful life as ten years is the average expected hold period for the properties.

(xv) Represents reversal of income tax provision recorded in the Combined Oxford financial statements.

(D) Represents the effects of AIMCO Properties' acquisition of Oxford immediately after the Oxford Acquisition. These amounts do not give effect to the Oxford Reorganization, which includes the transfers of certain assets and liabilities of Oxford to the combined Unconsolidated Subsidiaries. The Oxford Reorganization must occur immediately after the Oxford Acquisition in order for AIMCO to maintain

                                     99.7-5
     its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Oxford Acquisition and related transactions.

(E) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO Properties contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO Properties' new basis resulting from the allocation of the purchase price of Oxford. AIMCO Properties received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(F) Represents adjustment to reflect (i) the Regency Acquisition and (ii) the Dreyfuss Acquisitions as if they had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO Properties' investment in the properties.

(G) Represents interest expense adjustment related to the assumption of mortgage debt in connection with the Regency Acquisition and the Dreyfuss Acquisitions.

(H) Represents adjustments to interest income related to the forfeiture of cash in connection with the Regency Acquisition and the Dreyfuss Acquisitions.

(I) Represents results of operations from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries.

(J) Represents management income and expense associated with certain assets and liabilities contributed to the Unconsolidated Subsidiaries, primarily related to the asset management operations, cashflow participations, notes receivable, and equity in earnings of unconsolidated partnerships of Oxford.

(K) Represents the following: (i) interest expense from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries of $23,784; (ii) interest expense of $5,227 on $48,000 of third party financing contributed by AIMCO Properties to the Unconsolidated Subsidiaries in connection with the Oxford Reorganization; and (iii) interest expense on certain liabilities that were contributed to the Unconsolidated Subsidiaries of $14,256.

(L) Represents interest income earned at 8.5% on notes payable of $29 million to AIMCO Properties issued as consideration for certain assets sold by AIMCO Properties to the Unconsolidated Subsidiaries.

(M) Represents adjustment to AIMCO Properties' equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Acquisition and the contribution and sale of certain assets and liabilities to the Unconsolidated Subsidiaries.

(N) On a pro forma basis, there is a net loss allocable to common unitholders. As a result, there are no common unit equivalents included for the computation of diluted earnings (loss) per common unit as they would be antidilutive.

                                     99.7-6

(O) The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the year ended December 31, 1999 is presented below, which reflects the effects of the Oxford Acquisition and the Oxford Reorganization as if these transactions had occurred as of January 1, 1999.

                      COMBINED UNCONSOLIDATED SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                          COMBINED
                                                       UNCONSOLIDATED
                                                        SUBSIDIARIES          OXFORD
                                                       HISTORICAL(i)    REORGANIZATION(ii)   PRO-FORMA
                                                       --------------   ------------------   ---------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues...................     $  4,064           $ 80,823        $ 84,887
Property operating expenses..........................       (1,524)           (50,342)        (51,866)
Owned property management expense....................           --             (3,191)         (3,191)
Depreciation.........................................       (1,161)           (15,435)        (16,596)
                                                          --------           --------        --------
Income from property operations......................        1,379             11,855          13,234
                                                          --------           --------        --------
SERVICE COMPANY BUSINESS
Management fees and other income.....................      140,666             14,206         154,872
Management and other expenses........................      (77,753)            (2,086)        (79,839)
                                                          --------           --------        --------
Income from service company business.................       62,913             12,120          75,033
                                                          --------           --------        --------
General and administrative expense...................      (24,162)            (1,152)        (25,314)
Interest expense.....................................       (8,123)           (43,267)
                                                                               (2,465)(iii)   (53,855)
Interest income......................................        2,776                997           3,773
Equity in losses of unconsolidated real estate
  partnerships.......................................       (1,665)            (1,299)         (2,964)
Minority interest....................................           --              3,278           3,278
Depreciation and Amortization........................      (31,915)           (14,134)        (46,049)
                                                          --------           --------        --------
Income from operations...............................        1,203            (34,067)        (32,864)
Gain (loss) on disposition of properties.............        1,051               (600)            451
Gain (loss) on extinguishment of debt................           --              1,378           1,378
                                                          --------           --------        --------
Income (loss) before extraordinary item and tax
  provision..........................................        2,254            (33,289)        (31,035)
Extraordinary item...................................           --             (7,883)         (7,883)
                                                          --------           --------        --------
Income (loss) before tax provision...................        2,254            (41,172)        (38,918)
Income tax provision.................................         (927)            16,469(iv)      15,542
                                                          --------           --------        --------
Net income (loss)....................................     $  1,327           $(24,703)       $(23,376)
                                                          ========           ========        ========
Income (loss) allocable to preferred stock...........     $  1,314           $(24,456)       $(23,142)
                                                          ========           ========        ========
Income (loss) allocable to common stock..............     $     13           $   (247)       $   (234)
                                                          ========           ========        ========

---------------

(i) Represents the combined historical operating results of the Unconsolidated Subsidiaries for the year ended December 31, 1999.

(ii) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO Properties contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO Properties' new basis resulting from the allocation of the purchase price of Oxford. AIMCO Properties received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(iii) Represents interest expense at 8.5% on notes payable of $29 million to AIMCO Properties issued as consideration for certain assets sold by AIMCO Properties to the Unconsolidated Subsidiaries.

(iv) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries.

                                    99.7-7

                            AIMCO PROPERTIES, L.P.

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER UNIT DATA)
                                  (UNAUDITED)

                                                                           ADJUSTMENTS
                                             -----------------------------------------------------------------------
                                                                               AIMCO PROPERTIES
                           AIMCO PROPERTIES                       OXFORD         BEFORE OXFORD          OXFORD         PRO FORMA
                             HISTORICAL(A)   ADJUSTMENTS(B)   ACQUISITION(C)   REORGANIZATION(D)   REORGANIZATION(E)     TOTAL
                             -------------   --------------   --------------   -----------------   -----------------   ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues...................  $ 753,463        $  6,903(F)      $ 92,935          $ 853,301           $(61,163)(H)    $ 792,138
Property operating
  expenses...................   (302,435)         (2,634)(F)      (49,528)          (354,597)            35,887 (H)     (318,710)
Owned property management
  expense....................     (9,713)           (287)(F)       (3,651)           (13,651)             2,479 (H)      (11,172)
Depreciation.................   (223,128)         (1,121)(F)      (20,964)          (245,213)            11,164 (H)     (234,049)
                               ---------        --------         --------          ---------           --------        ---------
Income from property
  operations.................    218,187           2,861           18,792            239,840            (11,633)         228,207
                               ---------        --------         --------          ---------           --------        ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income.....................     36,865              --            9,629             46,494             (9,432)(I)       37,062
Management and other
  expenses...................    (23,603)             --           (2,762)           (26,365)             1,169 (I)      (25,196)
                               ---------        --------         --------          ---------           --------        ---------
Income from service company
  business...................     13,262              --            6,867             20,129             (8,263)          11,866
                               ---------        --------         --------          ---------           --------        ---------
General and administrative
  expense....................     (9,609)             --           (1,101)           (10,710)             1,121 (I)        (9,589)
Interest expense.............   (190,459)         (2,055)(G)      (62,545)          (255,059)            32,378 (J)      (222,681)
Interest income..............     47,352              --           16,426             63,778             (7,984)(I)
                                                                                                          1,849 (K)        57,643
Equity in earnings (losses)
  of unconsolidated real
  estate partnership.........     (4,489)             --           (3,222)            (7,711)               625 (I)       (7,086)
Equity in earnings (losses)
  of unconsolidated
  subsidiaries...............      2,538              --               --              2,538             (7,015)(L)       (4,477)(M)
Minority interest in other
  entities...................    (10,977)             --            2,635             (8,342)            (1,801)(H)      (10,143)
Amortization of
  intangibles................     (4,968)             --           (4,580)            (9,548)             4,985 (I)       (4,563)
                               ---------        --------         --------          ---------           --------        ---------
Income from operations.......     60,837             806          (26,728)            34,915              4,262           39,177
Gain (loss) on disposition
  of properties..............     14,234                               35             14,269                (35)          14,234
Gain (loss) on extinguishment
  of debt....................         --              --             (568)              (568)               568               --
                               ---------        --------         --------          ---------           --------        ---------
Net income (loss)............  $  75,071        $    806         $(27,261)         $  48,616           $  4,795        $  53,411
                               =========        ========         ========          =========           ========        =========
Net income allocable to
  preferred unitholders......  $  49,698        $    778         $     --          $  50,476           $     --        $  50,476
                               =========        ========         ========          =========           ========        =========
Net income (loss) allocable
  to common unitholders......  $  25,373        $     28         $(27,261)         $  (1,860)          $  4,795        $   2,935
                               =========        ========         ========          =========           ========        =========
Basis earnings (loss) per
  common unit................  $    0.35                                                                                    0.04
                               =========                                                                               =========
Diluted earnings (loss) per
  common unit................  $    0.34                                                                               $    0.04
                               =========                                                                               =========
Weighted average common
  units outstanding..........     72,494                            1,360             73,854                              73,854
                               =========                         ========          =========                           =========
Weighted average common
  units and common unit
  equivalents outstanding....     74,626                            1,360             75,986                              75,986
                               =========                         ========          =========                           =========

---------------

(A) Represents AIMCO Properties' unaudited historical condensed consolidated results of operations for the nine months ended September 30, 2000.

                                     99.7-8

(B) Represents adjustment to reflect the 2000 Dreyfuss Acquisition as if it had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO Properties' investment in the properties.

(C) Represents the adjustment to reflect the Oxford Acquisition as if it had occurred on January 1, 1999. These adjustments are detailed as follows:

                                                                                                COMBINED
                                      OXFORD           ORFG           OXPARC                     OXFORD       PRO FORMA
                                    ENTITIES(i)   OPERATIONS(ii)   ENTITIES(iii)   OTHER(iv)   HISTORICAL   ADJUSTMENTS(v)
                                    -----------   --------------   -------------   ---------   ----------   --------------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues.....................   $ 52,667        $    --          $   --        $    --     $ 52,667       $ 40,268(vi)
   Property operating expenses....    (25,777)            --              --             --      (25,777)       (23,751)(vi)
   Owned property management
     expense......................     (2,423)            --              --             --       (2,423)        (1,228)(vi)
   Depreciation...................     (4,901)            --              --             --       (4,901)       (16,063)(vi)
                                     --------        -------          ------        -------     --------       --------
   Income from property
     operations...................     19,566             --              --             --       19,566           (774)
                                     --------        -------          ------        -------     --------       --------
   SERVICE COMPANY BUSINESS
   Management fees and other
     income.......................      5,900          9,044           2,484             --       17,428          1,747(vii)
                                                                                                                 (9,546)(viii)
   Management and other
     expenses.....................     (9,581)        (7,324)           (684)            --      (17,589)         5,281(ix)
                                                                                                                  9,546(viii)
                                     --------        -------          ------        -------     --------       --------
   Income from service company
     business.....................     (3,681)         1,720           1,800             --         (161)         7,028
                                     --------        -------          ------        -------     --------       --------
   General and administrative
     expense......................     (1,136)            --              --             --       (1,136)            35(x)
   Interest expense...............    (25,905)           (75)             --             --      (25,980)       (13,774)(vi)
                                                                                                                (21,890)(xi)
                                                                                                                   (901)(xii)
   Interest income................        603             13              --          2,316        2,932         13,494(xiii)
   Equity in losses of
     unconsolidated real estate
     partnerships.................        181            647              --         (1,699)        (871)        (2,351)(xiv)
   Equity in earnings (losses) of
     unconsolidated
     subsidiaries.................         --             --              --             --           --             --
   Minority interest..............         --             (6)             --             --           (6)         2,641(vi)
   Amortization...................         --             --              --             --           --         (4,580)(xv)
                                     --------        -------          ------        -------     --------       --------
   Income from operations.........    (10,372)         2,299           1,800            617       (5,656)       (21,072)
   Gain (loss) on disposition of
     properties...................         35             --              --             --           35             --
   Gain (loss) on extinguishment
     of debt......................       (568)            --              --             --         (568)            --
                                     --------        -------          ------        -------     --------       --------
   Income (loss) before tax
     provision....................    (10,905)         2,299           1,800            617       (6,189)       (21,072)
   Income tax provision...........     (1,576)            --              --             --       (1,576)         1,576(xvi)
                                     --------        -------          ------        -------     --------       --------
   Net income (loss)..............   $(12,481)       $ 2,299          $1,800        $   617     $ (7,765)      $(19,496)
                                     ========        =======          ======        =======     ========       ========


                                      OXFORD
                                    ACQUISITION
                                    -----------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues.....................   $ 92,935
   Property operating expenses....    (49,528)
   Owned property management
     expense......................     (3,651)
   Depreciation...................    (20,964)
                                     --------
   Income from property
     operations...................     18,792
                                     --------
   SERVICE COMPANY BUSINESS
   Management fees and other
     income.......................      9,629

   Management and other
     expenses.....................     (2,762)
                                     --------
   Income from service company
     business.....................      6,867
                                     --------
   General and administrative
     expense......................     (1,101)
   Interest expense...............    (62,545)
   Interest income................     16,426
   Equity in losses of
     unconsolidated real estate
     partnerships.................     (3,222)
   Equity in earnings (losses) of
     unconsolidated
     subsidiaries.................         --
   Minority interest..............      2,635
   Amortization...................     (4,580)
                                     --------
   Income from operations.........    (26,728)
   Gain (loss) on disposition of
     properties...................         35
   Gain (loss) on extinguishment
     of debt......................       (568)
                                     --------
   Income (loss) before tax
     provision....................    (27,261)
   Income tax provision...........         --
                                     --------
   Net income (loss)..............   $(27,261)
                                     ========

---------------

(i) Represents the unaudited combined historical operating results of the Oxford Entities for the eight months ended August 31, 2000.

(ii) Represents the unaudited historical operating results of ORFG Operations for the eight months ended August 31, 2000.

                                       99.7-9

(iii) Represents the unaudited historical operating results of the Oxparc Entities for the eight months ended August 31, 2000.

(iv) Represents the unaudited historical operating results for the eight months ended August 31, 2000 of other assets acquired in the Oxford Acquisition, primarily related to partnership interests in the real estate partnerships and notes receivable.

(v)      Represents adjustments related to the Oxford Acquisition as follows:
         (a) reversal of results of operations for Oxford entities consolidated in the Combined Oxford financial statements; (b) results of operations for Oxford entities consolidated in the financial statements of AIMCO Properties; (c) interest income on additional borrowings for the Oxford Acquisition; (d) elimination of intercompany costs recorded in the Combined Oxford financial statements; (e) interest income and expense on notes receivable and payable adjusted to AIMCO Properties' basis;
         (f) equity in earnings of unconsolidated real estate partnerships adjusted to AIMCO Properties' basis; and (g) amortization of intangible assets acquired by AIMCO Properties in the Oxford Acquisition.

(vi) Represents adjustments to consolidate additional partnerships in AIMCO Properties' consolidated financial statements. Certain of the former Oxford entities' financial statements may not be combined or consolidated on a historical basis under generally accepted accounting principles. As a result of AIMCO Properties' acquisition of ownership interests in real estate partnerships from several different Oxford entities, AIMCO Properties owns a controlling interest in partnerships that were previously accounted for on the equity method by the Oxford entities. Therefore, additional partnerships are consolidated by AIMCO Properties.

(vii) Represents adjustment from eight months of management fees and other income recorded in the Combined Oxford financial statements to nine months recorded in the pro forma financial statements of AIMCO Properties, net of amount recorded by AIMCO Properties subsequent to the Oxford Acquisition.

(viii) Represents adjustment to eliminate the intercompany servicing fee in the Combined Oxford financial statements.

(ix) Represents adjustment for a reduction in personnel costs of Oxford pursuant to a restructuring plan, approved by AIMCO Properties senior management, assuming that the Oxford Acquisition had occurred on January 1, 1999, and the restructuring plan was completed on January 1, 1999. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion. As a result of such restructuring plan, the personnel costs of the Oxford entities will not be incurred by AIMCO Properties.

(x) Represents (i) $122 for adjustment from eight months of expense to nine months, net of the amount recorded by AIMCO Properties subsequent to the Oxford Acquisition; net of (ii) the elimination of general and administrative expenses related to assets not purchased from the Oxford entities ($64) and adjustment to depreciation expense for furniture and equipment on a fair value basis ($93).

(xi) Represents interest expense related to the $279 million borrowed by AIMCO Properties to complete the Oxford Acquisition, at 10.5%, plus amortization of the related deferred financing cost.

(xii) Represents adjustment to historical interest expense, based on the fair value of the notes payable recorded by AIMCO Properties. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiii) Represents adjustment to interest income on loans receivable from affiliates based on the fair value recorded by AIMCO Properties, net of interest income on the historical basis recorded in the Combined Oxford financial statements. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiv) Represents adjustment to equity in earnings of unconsolidated real estate partnerships related primarily to the increased depreciation as a result of the allocation of the purchase price of the Oxford Acquisition. The increase in depreciation is due to the fair value of the partnership interest being greater than the historical value of the partnership interest. This difference is primarily driven by the fair value of the underlying real estate properties owned by the partnerships being higher than the historical cost basis that is being depreciated by the partnership. The increased depreciation expense for AIMCO Properties' ownership percentage on a fair value basis is included as a reduction of equity in earnings of unconsolidated real estate partnerships.

(xv) Represents incremental amortization of intangible assets, based on AIMCO Properties' new basis as adjusted by the allocation of the purchase price of the Oxford Acquisition. The intangible assets are comprised of asset management and participation management contracts. The asset management contracts are amortized using the straight-line method over the estimated life of one year, as the contracts have a one-year term. The participation management contracts are amortized using the straight-line method over the estimated life of ten years. The participation contracts have no termination date and provide for AIMCO Properties to participate in cash flows from operations and cash flows upon liquidation of the partnership. A ten year amortization period was used as the useful life as ten years is the average expected hold period for the properties.


                                    99.7-10

(xvi) Represents reversal of income tax provision recorded in the Combined Oxford financial statements.

(D) Represents the effects of AIMCO Properties' acquisition of Oxford immediately after the Oxford Acquisition. These amounts do not give effect to the Oxford Reorganization, which includes the transfers of certain assets and liabilities of Oxford to the combined Unconsolidated Subsidiaries. The Oxford Reorganization must occur immediately after the Oxford Acquisition in order for AIMCO to maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Oxford Acquisition and related transactions.

(E) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO Properties contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO Properties' new basis resulting from the allocation of the purchase price of Oxford. AIMCO Properties received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(F) Represent adjustments to reflect the 2000 Dreyfuss Acquisition as if it had occurred on January 1, 1999. These pro-forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO Properties' investment in the properties.

(G) Represents interest expense adjustment related to the assumption of mortgage debt in connection with the 2000 Dreyfuss Acquisition.

(H) Represents results of operations from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries.

(I) Represents management income and expense associated with certain assets and liabilities contributed to the Unconsolidated Subsidiaries, primarily related to the asset management operations, cash flow participations, notes receivable, and equity in earnings of unconsolidated partnerships of Oxford.

(J) Represents the following: (i) interest expense from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries of $17,837; (ii) interest expense of $3,920 on $48,000 of third party financing contributed by AIMCO Properties to the Unconsolidated Subsidiaries in connection with the Oxford Reorganization; and (iii) interest expense on certain liabilities that were contributed to the Unconsolidated Subsidiaries of $10,621.

(K) Represents interest income earned at 8.5% on notes payable of $29 million to AIMCO Properties issued as consideration for certain assets sold by AIMCO Properties to the Unconsolidated Subsidiaries.

(L) Represents adjustment to AIMCO Properties' equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Acquisition and the contribution and sale of certain assets and liabilities to the Unconsolidated Subsidiaries.

                                    99.7-11

(M) The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the nine months ended September 30, 2000 is presented below, which reflects the effects of the Oxford Acquisition and the Oxford Reorganization as if these transactions had occurred as of January 1, 1999.

                      COMBINED UNCONSOLIDATED SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (PRE-MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                          COMBINED
                                                       UNCONSOLIDATED
                                                        SUBSIDIARIES          OXFORD
                                                       HISTORICAL(i)    REORGANIZATION(ii)   PRO-FORMA
                                                       --------------   ------------------   ---------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues...................     $     --           $ 61,163        $ 61,163
Property operating expenses..........................           --            (35,887)        (35,887)
Owned property management expense....................           --             (2,479)         (2,479)
Depreciation.........................................           --            (11,164)        (11,164)
                                                          --------           --------        --------
Income from property operations......................           --             11,633          11,633
                                                          --------           --------        --------
SERVICE COMPANY BUSINESS
Management fees and other income.....................      102,392              9,432         111,824
Management and other expenses........................      (46,198)            (1,169)        (47,367)
                                                          --------           --------        --------
Income from service company business.................       56,194              8,263          64,457
                                                          --------           --------        --------
General and administrative expense...................      (15,057)            (1,121)        (16,178)
Interest expense.....................................       (7,311)           (32,378)
                                                                               (1,849)(iii)   (41,538)
Interest income......................................        4,529              7,984          12,513
Equity in losses of unconsolidated real estate
  partnerships.......................................      (13,654)              (625)        (14,279)
Minority interest....................................           --              1,801           1,801
Depreciation and Amortization........................      (18,967)            (4,985)        (23,952)
                                                          --------           --------        --------
Income from operations...............................        5,734            (11,277)         (5,543)
Gain (loss) on disposition of properties.............        5,760                 35           5,795

Gain (loss) on extinguishment of debt................           --               (568)           (568)
                                                          --------           --------        --------
Income (loss) before tax provision...................       11,494            (11,810)           (316)
Income tax provision.................................       (2,562)             4,724 (iv)      2,162
                                                          --------           --------        --------
Net income (loss)....................................     $  8,932           $ (7,086)       $  1,846
                                                          ========           ========        ========
Income (loss) allocable to preferred stock...........     $  8,843           $ (7,015)       $  1,828
                                                          ========           ========        ========
Income (loss) allocable to common stock..............     $     89           $    (71)       $     18
                                                          ========           ========        ========

---------------

(i) Represents the unaudited combined historical operating results of the Unconsolidated Subsidiaries for the nine months ended September 30, 2000.

(ii) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO Properties contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO Properties' new basis resulting from the allocation of the purchase price of Oxford. AIMCO Properties received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(iii) Represents interest expense at 8.5% on notes payable of $29 million to AIMCO Properties issued as consideration for certain assets sold by AIMCO Properties to the Unconsolidated Subsidiaries.

(iv) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries.

                                    99.7-12

          PRO FORMA FINANCIAL INFORMATION OF AIMCO PROPERTIES (MERGER)

     The following Pro Forma Condensed Consolidated Balance Sheet (Merger) of AIMCO Properties as of September 30, 2000 has been prepared as if the OTEF Merger had occurred as of September 30, 2000. The following Pro Forma Condensed Consolidated Statements of Operations (Merger) of AIMCO Properties for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) OTEF's redemption of the status quo BACs and payment of the special distribution; (ii) the exercise by AIMCO Properties of 652,125 options to acquire BACs; (iii) the OTEF Merger; and (iv) each of the transactions reflected in the Pro Forma Consolidated Statements of Operations (Pre-Merger) of AIMCO Properties for the year ended December 31, 1999 and the nine months ended September 30, 2000.

     The following Pro Forma Financial Information (Merger) is based, in part, on the Pro Forma Financial Information (Pre-Merger) included elsewhere in this Current Report on Form 8-K/A. The Pro Forma Financial Information (Pre-Merger) gives effect to all material transactions of AIMCO Properties prior to the OTEF Merger and as of the date of this Current Report on Form 8-K/A, including the Oxford Acquisition, the Regency Acquisition, and the Dreyfuss Acquisitions. See "Pro Forma Financial Information (Pre-Merger)." The Pro Forma Financial Information (Merger) is also based, in part, on the following historical financial statements, which have either been previously filed by AIMCO Properties with the Securities and Exchange Commission or are incorporated by reference in this Current Report on Form 8-K/A: (i) the Consolidated Financial Statements of AIMCO Properties for the year ended December 31, 1999 and the nine months ended September 30, 2000; and (ii) the Consolidated Financial Statements of OTEF for the year ended December 31, 1999 and the nine months ended September 30, 2000. The Pro Forma Financial Information (Merger) should be read in conjunction with such financial statements and the notes thereto.

     The unaudited Pro Forma Financial Information (Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of OTEF are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO Properties that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO Properties' management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Merger) for the nine months ended September 30, 2000 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 2000.

                                    99.7-13

                             AIMCO PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)
                            AS OF SEPTEMBER 30, 2000
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)
                                  (UNAUDITED)

                                                                                  ADJUSTMENTS
                                                              ----------------------------------------------------
                                                  AIMCO                        OPTION EXERCISE,          OTEF            MERGER
                                               PROPERTIES         OTEF            REDEMPTION            MERGER         PRO FORMA
                                              HISTORICAL(A)   HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)       TOTAL
                                              -------------   -------------   -------------------   --------------     ----------
                                                             ASSETS
Real estate, net of accumulated
  depreciation..............................   $5,471,869       $     --            $     --          $      --        $5,471,869
Investments in unconsolidated real estate
  partnerships..............................      798,502             --                  --                 --           798,502
Investments in unconsolidated
  subsidiaries..............................       91,358             --                  --                 --            91,358
Notes receivable from unconsolidated real
  estate partnerships.......................      145,587             --                  --                 --           145,587
Notes receivable from and advances to
  unconsolidated subsidiaries...............      213,991             --                  --                 --           213,991
  Investments in bonds and notes
    receivable..............................           --        288,362                  --             (5,084)
                                                                                                       (190,362)(G)        92,916
  Cash and cash equivalents.................      106,544         41,358             (40,082)(C)             --
                                                                                      15,573(E)
                                                                                     (15,573)(F)                          107,820
  Restricted cash...........................      113,545             --                  --                 --           113,545
 Other assets..............................      214,688          4,452               15,573(F)          (1,427)
                                                                                                         (4,800)
                                                                                                         (2,172)
                                                                                                        (15,573)          210,741
                                               ----------       --------            --------          ---------        ----------
                                               $7,156,084       $334,172            $(24,509)         $(219,418)       $7,246,329
                                               ==========       ========            ========          =========        ==========

                                            LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Secured notes payable.....................   $2,836,097       $     --            $     --          $      --        $2,836,097
  Secured tax-exempt bond financing.........      583,106             --                  --           (190,362)(G)       392,744
  Unsecured short-term financing............      406,000         52,229              10,000(C)           2,585           470,814
                                               ----------       --------            --------          ---------        ----------
        Total indebtedness..................    3,825,203         52,229              10,000           (187,777)        3,699,655
Accounts payable, accrued and other
  liabilities...............................      242,957          4,488                  --              5,000           252,445
Resident security deposits and prepaid
  rents.....................................       32,899             --                  --                 --            32,899
                                               ----------       --------            --------          ---------        ----------
        Total liabilities...................    4,101,059         56,717              10,000           (182,777)        3,984,999
                                               ----------       --------            --------          ---------        ----------
Commitments and contingencies...............           --             --                  --                 --                --
Mandatorily redeemable convertible preferred
  securities................................       35,330             --                  --                 --            35,330
Minority interest in other entities.........      194,955             --                  --                 --           194,955

Partners' capital:
  Preferred Units...........................      934,474             --                  --            100,000         1,034,474
  General partner and special limited
   partner..................................    1,560,826             --                  --            106,305         1,667,131
  General Partners' interests...............           --         (1,670)                 --              1,670                --
  Limited Partners' interests...............      350,429        194,002             (50,082)(C)       (159,493)
                                                                                      15,573(E)                           350,429
Accumulated other comprehensive income......           --         85,411                  --            (85,411)               --
Investment in AIMCO common stock............      (20,989)            --                  --                 --           (20,989)
Treasury shares.............................           --           (288)                 --                288                --
                                               ----------       --------            --------          ---------        ----------
        Total partners' capital.............    2,824,740        277,455             (34,509)           (36,641)        3,031,045
                                               ----------       --------            --------          ---------        ----------
        Total liabilities and partners'
          capital...........................   $7,156,084       $334,172            $(24,509)         $(219,418)       $7,246,329
                                               ==========       ========            ========          =========        ==========

                                    99.7-14

---------------

(A) Represents the unaudited historical consolidated financial position of AIMCO Properties as of September 30, 2000.

(B) Represents the unaudited historical consolidated financial position of OTEF as of September 30, 2000.

(C)  Represents the following transactions of OTEF immediately prior to the OTEF
     Merger: (i) the exercise by AIMCO Properties of 652,125 options to acquire BACs; (ii) the redemption at $860.25 of each outstanding status quo BAC, for a total of $82; and (iii) the payment of the special distribution of $50,000.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the issuance of $100,000 of Class P Preferred Stock, with a dividend rate of 9%, as merger consideration to holders of OTEF BAC interests outstanding as of September 30, 2000 and to the OTEF associate general partner; (ii) the issuance of 2,405 shares of AIMCO Class A Common Stock, valued at approximately $106,305 (based on $48.509 per share, which is the average of the high and low reported sales prices of AIMCO Class A common stock for the 20 trading-day period beginning on December 4, 2000, the third full trading day following the first public announcement of the Merger) as merger consideration to holders of OTEF BAC interests outstanding as of September 30, 2000 and to the OTEF associate general partner; (iii) the payment of $2,585 to the Oxford principals and the OTEF non-employee directors as additional consideration for the options to acquire BACs; (iv) the reclassification of the OTEF options acquired by AIMCO Properties in the Oxford Acquisition for $4,800, which is considered additional consideration in connection with the OTEF Merger; (v) the reclassification of the fair value assigned to the OTEF general partner interest acquired by AIMCO Properties in the Oxford Acquisition of $2,172;
     (vi) the elimination of AIMCO Properties' investment in OTEF of $15,573, resulting from AIMCO Properties' exercise of options to acquire BACs; and
     (vii) the allocation of the purchase price of OTEF based on the preliminary estimates of relative fair value of the asset and liabilities of OTEF. AIMCO will contribute substantially all the assets and liabilities of OTEF acquired in the OTEF Merger to AIMCO Properties in exchange for Class P Preferred Units and limited partnership units in AIMCO Properties ("OP Units"). The Class P Preferred Units have terms substantially the same as the Class P Preferred Stock and the OP Units have terms substantially the same as AIMCO Class A Common Stock.

     The total purchase price of OTEF is $287,579, as follows:

    Issuance of Class P Preferred Stock.........................   $ 100,000
    Issuance of 2,405 shares of AIMCO Class A Common Stock......     106,305
    Reclassification of OTEF options purchased in the Oxford
      Acquisition...............................................       4,800
    Reclassification of the OTEF general partner interest
      acquired by AIMCO in the Oxford Acquisition ..............       2,172
    Additional consideration paid to the Oxford principals and the OTEF non-employee directors for the options to acquire
      BACs......................................................       2,585
    Assumption of OTEF liabilities, including additional
      borrowings by OTEF to pay a portion of the special
      distribution..............................................      66,717
    Transaction costs...........................................       5,000
                                                                   ---------
              Total.............................................   $ 287,579
                                                                   =========

    The purchase price was allocated to the various assets of OTEF to be acquired in the OTEF Merger, as follows:

    Purchase Price..............................................   $ 287,579
    Historical basis of OTEF assets, net of payment of cash by
      OTEF for the redemption of the status quo BACs and payment
      of the special distribution...............................    (294,090)
                                                                   ---------
    Reduction to record OTEF's assets at AIMCO Properties' costs
      as a result of the OTEF Merger............................   $  (6,511)
                                                                   =========

    The reduction was applied to OTEF's assets based on their relative fair values, as follows:

    Reduction in investments in bonds and notes receivable......   $  (5,084)
    Reduction in other assets...................................      (1,427)
                                                                   ---------
    Reduction to record OTEF's assets at AIMCO Properties' costs
      as a result of the OTEF Merger............................   $  (6,511)
                                                                   =========

                                    99.7-15

    The reduction in the assets of OTEF results from the excess of the historical net assets acquired over the consideration given in the OTEF
    Merger. The write-down required by purchase accounting in the pro forma balance sheet has been applied to all non-current assets of OTEF.

    As of September 30, 2000, OTEF's partners' capital (after the redemption of the status quo BACs, AIMCO Properties' exercise of options to acquire BACs and the payment of the special distribution) was $242,946, which is detailed as follows:

    General Partners' capital...................................   $  (1,670)
    Limited Partners' capital (after the redemption of the
      status quo BACs and the payment of the special
      distribution).............................................     159,493
    Accumulated other comprehensive income......................      85,411
    Treasury shares.............................................        (288)
                                                                   ---------
    Total partners' capital.....................................   $ 242,946
                                                                   =========

    Upon completion of the OTEF Merger, the entire amount of OTEF partners' capital is eliminated.

(E) Represents the receipt of cash by OTEF from the exercise of 652,125 BACs by AIMCO Properties at an exercise price of $23.88 per BAC.

(F) Represents the exercise of 652,125 BACs by AIMCO Properties at an exercise price of $23.88 per BAC. AIMCO Properties' investment in OTEF is recorded in Other assets.

(G) Represents the elimination of the investment in bonds with the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO Properties.

                                      99.7-16

                             AIMCO PROPERTIES, L.P.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)
                                  (UNAUDITED)

                                                                      ADJUSTMENTS
                                                  ----------------------------------------------------
                                     PRE-MERGER                          OTEF                OTEF          MERGER
                                     PRO FORMA        OTEF            REDEMPTION            MERGER        PRO FORMA
                                      TOTAL(A)    HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)      TOTAL
                                     ----------   -------------   -------------------   --------------    ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues.........................  $ 641,744       $    --             $  --             $     --       $ 641,744
Property operating expenses........   (262,655)           --                --                   --        (262,655)
Owned property management
  expense..........................    (19,592)           --                --                   --         (19,592)
Depreciation.......................   (157,200)           --                --                   --        (157,200)
                                     ---------       -------             -----             --------       ---------
Income from property operations....    202,297            --                --                   --         202,297
                                     ---------       -------             -----             --------       ---------
SERVICE COMPANY BUSINESS
Management fees and other income...     44,212            --                --                   --          44,212
Management and other expenses......    (27,119)           --                --                   --         (27,119)
                                     ---------       -------             -----             --------       ---------
Income from service company
  business.........................     17,093            --                --                   --          17,093
                                     ---------       -------             -----             --------       ---------
General and administrative
  expense..........................    (12,016)       (2,512)                                               (14,528)
Interest expense...................   (199,029)       (2,121)             (783)              13,200 (E)
                                                                                               (202)(F)    (188,935)
Interest income....................     74,727        24,607                --                  508 (G)
                                                                            --              (13,200)(E)      86,642
  Equity in losses of
    unconsolidated real estate
    partnerships...................    (10,116)           --                --                   --         (10,116)
Equity in losses of unconsolidated
  subsidiaries.....................    (26,856)           --                --                   --         (26,856)
Loss from IPLP exchange and
  assumption.......................       (684)           --                --                   --            (684)
Minority interest in other
  entities.........................     (4,284)           --                --                   --          (4,284)
Amortization of intangibles........     (5,860)           --                --                   --          (5,860)
                                     ---------       -------             -----             --------       ---------
Income from operations.............     35,272        19,974              (783)                 306          54,769
Gain (loss) on disposition
  of properties....................     (1,785)           --                --                   --          (1,785)
                                     ---------       -------             -----             --------       ---------
Net income ........................  $  33,487       $19,974             $(783)            $    306       $  52,984
                                     =========       =======             =====             ========       =========

Net income allocable to preferred
  unitholders......................  $  63,434                                             $  9,000(H)    $  72,434
                                     =========                                             ========       =========
Net income (loss) allocable to
  common unitholders...............  $ (29,947)                                                           $ (19,450)
                                     =========                                                            =========
Basis earnings (loss) per common
  unit.............................  $   (0.43)                                                           $   (0.27)
                                     =========                                                            =========
Diluted earnings (loss) per common
  unit.............................  $   (0.43)                                                           $   (0.27)
                                     =========                                                            =========
Weighted average common units
  outstanding......................     69,901                                                2,191(I)       72,092
                                     =========                                             ========       =========
Weighted average common units and
  common unit equivalents
  outstanding......................     69,901                                                2,191(I)       72,092(J)
                                     =========                                             ========       =========

                                    97.7-17

---------------

(A) Represents AIMCO Properties' pro forma consolidated results of operations for the year ended December 31, 1999, which gives effect to (i) the Regency Acquisition; (ii) the Dreyfuss Acquisitions; and (iii) the Oxford Acquisition. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the audited historical consolidated results of operations of OTEF for the year ended December 31, 1999.

(C) Represents additional interest expense due to the additional borrowings by OTEF of $10,000 to pay a portion of the special distribution.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the amortization of the discount on the bonds and notes receivable; (ii) the allocation of income to the Class P Preferred Units issued in connection with the OTEF Merger, at a dividend rate of 9%; and
     (iii) the issuance of OP Units in connection with the OTEF Merger.

(E) Represents the elimination of the interest income on the investment in bonds with the interest expense on the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO Properties.

(F) Represents adjustment for interest expense on additional borrowings for the additional consideration to the Oxford principals and the OTEF non-employee directors.

(G) Represents adjustment to amortize the discount on the bonds and notes receivable purchased from OTEF, using the effective interest method over the estimated lives of the bonds and notes receivable. The discount on the bonds is the result of AIMCO Properties purchasing the bonds and notes receivable at a discount of $5,084. The discount is amortized to interest income based upon estimated future cash flows and the estimated timing of their receipt.

(H) Represents the allocation of income to the Class P Preferred Units issued in connection with the OTEF Merger, at a dividend rate of 9%.

(I) Represents the number of OP Units to be issued in connection with the OTEF Merger.

(J) On pro forma basis, there is a net loss allocable to common unitholders. As a result, there are no common unit equivalents included for the computation of diluted earnings (loss) per common unit as they would be antidilutive.

                                    99.7-18

                             AIMCO PROPERTIES, L.P.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)
                                  (UNAUDITED)

                                                            ADJUSTMENTS
                                   PRE-MERGER   -----------------------------------        OTEF           MERGER
                                   PRO FORMA        OTEF          OTEF REDEMPTION         MERGER         PRO FORMA
                                    TOTAL(A)    HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)       TOTAL
                                   ----------   -------------   -------------------   --------------     ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues.......................  $ 792,138       $    --             $  --            $      --        $ 792,138
Property operating expenses......   (318,710)           --                --                   --         (318,710)
Owned property management
  expense........................    (11,172)           --                --                   --          (11,172)
Depreciation.....................   (234,049)           --                --                   --         (234,049)
                                   ---------       -------             -----            ---------        ---------
Income from property
  operations.....................    228,207            --                --                   --          228,207
                                   ---------       -------             -----            ---------        ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income.........................     37,062            --                --                   --           37,062
Management and other expenses....    (25,196)           --                --                   --          (25,196)
                                   ---------       -------             -----            ---------        ---------
Income from service company
  business.......................     11,866            --                --                   --           11,866
                                   ---------       -------             -----            ---------        ---------
General and administrative
  expense........................     (9,589)       (1,939)               --                   --          (11,528)
Interest expense.................   (222,681)       (1,943)             (688)               9,900(E)
                                                                                             (178)(F)     (215,590)
Interest income..................     57,643        18,539                --                  381(G)
                                                                          --               (9,900)(E)       66,663
Equity in losses of
  unconsolidated real estate
  partnerships...................     (7,086)           --                --                   --           (7,086)
Equity in losses of
  unconsolidated subsidiaries....     (4,477)           --                --                   --           (4,477)
Minority interest in other
  entities.......................    (10,143)           --                --                   --          (10,143)
Amortization of intangibles......     (4,563)           --                --                   --           (4,563)
                                   ---------       -------             -----            ---------        ---------
Income from operations...........     39,177        14,657              (688)                 203           53,349
Gain on disposition of
  securities.....................         --        23,499                --                   --           23,499
Gain (loss) on disposition of
  properties.....................     14,234            --                --                   --           14,234
                                   ---------       -------             -----            ---------        ---------
Net income (loss)................  $  53,411       $38,156             $(688)           $     203        $  91,082
                                   =========       =======             =====            =========        =========
Net income allocable to preferred
  unitholders....................  $  50,476                                            $   6,750(H)     $  57,226
                                   =========                                            =========        =========
Net income (loss) allocable to
  common unitholders.............  $   2,935                                                             $  33,856
                                   =========                                                             =========
Basis earnings (loss) per common
  unit...........................  $    0.04                                                             $    0.45
                                   =========                                                             =========
Diluted earnings (loss) per
  common unit....................  $    0.04                                                             $    0.43
                                   =========                                                             =========
Weighted average common units
  outstanding....................     73,854                                                2,191(I)        76,045
                                   =========                                            =========        =========
Weighted average common units
  and common unit equivalents
  outstanding....................     75,986                                                2,191(I)        78,177
                                   =========                                            =========        =========

                                    99.7-19

---------------

(A) Represents AIMCO Properties' pro forma consolidated results of operations for the nine months ended September 30, 2000, which gives effect to (i) the 2000 Dreyfuss Acquisition; and (ii) the Oxford Acquisition. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the unaudited historical consolidated results of operations of OTEF for the nine months ended September 30, 2000.

(C) Represents additional interest expense due to the additional borrowings by OTEF of $10,000 to pay a portion of the special distribution.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the amortization of the discount on the bonds and notes receivable; (ii) the elimination of OTEF's historical gain on disposition of securities; (iii) the allocation of income to the Class P Preferred Units issued in connection with the OTEF Merger, at a dividend rate of 9%; and (iv) the issuance of OP Units in connection with the OTEF Merger.

(E) Represents the elimination of the interest income on the investment in bonds with the interest expense on the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO Properties.

(F) Represents adjustment for interest expense on additional borrowings for the additional consideration to the Oxford principals and the OTEF non-employee directors.

(G) Represents adjustment to amortize the discount on the bonds and notes receivable purchased from OTEF, using the effective interest method over the estimated lives of the bonds and notes receivable. The discount on the bonds is the result of AIMCO purchasing the bonds and notes receivable at a discount of $5,084 to OTEF's carrying value. The discount is amortized to interest income based upon estimated future cash flows and the estimated timing of their receipt.

(H) Represents the allocation of income to the Class P Preferred Units issued in connection with the OTEF Merger, at a dividend rate of 9%.

(I) Represents the number of OP Units to be issued in connection with the OTEF Merger.


                                    99.7-20